NL INDUSTRIES, INC. ANNOUNCES QUARTERLY DIVIDEND AND RESULTS OF

ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 16, 2024 – NL Industries, Inc. (NYSE:  NL) announced that its board of directors has declared a quarterly dividend of eight cents ($0.08) per share on its common stock, payable on June 25, 2024 to shareholders of record at the close of business on June 10, 2024.

NL Industries also announced that at its 2024 annual shareholder meeting held today its shareholders had:

●	elected each of Loretta J. Feehan, John E. Harper, Kevin B. Kramer, Meredith W. Mendes, Cecil H. Moore, Jr., Courtney J. Riley and Michael S. Simmons as a director for a one-year term; and
●	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2024 annual shareholder meeting.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700